As filed with the Securities and Exchange Commission on June 22, 2011
Registration No. 333-_________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVATAR HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1739078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 Alhambra Circle Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

AVATAR HOLDINGS INC.
AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN (2011 RESTATEMENT)
(Full Title of the Plan)

Juanita I. Kerrigan
Vice President and Secretary
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, Florida 33134
(Name and Address of Agent For Service)

(305) 442-7000
(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer ☒
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	700,000 shares	$16.05	$11,235,000	$1,305.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there shall also be deemed registered hereby such additional number of shares of Common Stock of the Registrant as may be offered or issued to prevent dilution resulting from stock dividends, stock splits or similar transactions.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s Common Stock reported on the Nasdaq Global Select Market on June 21, 2011.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act

Explanatory Note

On June 2, 2011, the stockholders of Avatar Holdings Inc. (the "Registrant") approved the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the "Plan") at the Registrant's 2011 Annual Meeting of Stockholders to, among other things, increase the aggregate number of shares of the Registrant's common stock, par value $1.00 per share, authorized for issuance under the Plan by 700,000 shares from 1,500,000 shares to 2,200,000 shares and extend the term of the Plan until October 25, 2020.

The Company previously filed (i) a Registration Statement on Form S-8 on June 19, 2001 (File No. 333-63278) registering the issuance of the initial 900,000 shares of the Registrant’s common stock under the Plan, (ii) a Registration Statement on Form S-8 on June 6, 2005 (File No. 333-125555) registering the additional issuance of 400,000 shares of the Registrant’s common stock under the Plan, and (iii) a Registration Statement on Form S-8 on January 9, 2007 (File No. 333-147263) registering the additional issuance of 200,000 shares of the Company’s common stock under the Plan (each an “Earlier Registration Statement” and together the “Earlier Registration Statements”). The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Earlier Registration Statements. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Securities and Exchange Commission (the "Commission" or "SEC") allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

 (i) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the portions of the Registrant’s Proxy Statement on Schedule 14A for the Registrant’s Annual Meeting of Stockholders filed with the SEC on April 29, 2011 that are incorporated therein;

(ii) the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011;

(iii) the Registrant’s Current Reports filed on Form 8-Ks with the Commission on January 4, 2011, February 4, 2011, April 5, 2011, April 29, 2011, June 7, 2011 and June 17, 2011; and

(iv) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 15, 1980, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, Florida 33134
Tel: (305) 442-7000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities.  The Registrant’s By-Laws and Certificate of Incorporation provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law, and will advance expenses (including legal fees) upon receipt (unless the Board of Directors waives such requirement to the extent permitted by law) of an undertaking to repay amounts advanced if it is ultimately determined by judicial decision that such person is not entitled to be indemnified.  The By-Laws and Certificate of Incorporation further provide that rights conferred thereunder do not exclude any other right such persons may have or may acquire under any statute, provision of the Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s Certificate of Incorporation provides that none of its directors shall be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law, or (D) for any transaction from which the director derives an improper personal benefit.  The Registrant also maintains directors and officers liability insurance.

Item 8.  Exhibits.

Exhibit No.		Description

3.1	-	Certificate of Incorporation, as amended and restated May 28, 1998 (filed as Exhibit 3(a) to Form 10-Q for the quarter ended June 30, 1998 (File No.0-7616), and incorporated herein by reference).

3.2	-
Certificate of Amendment of Restated Certificate of Incorporation, dated May 26, 2000 (filed as Exhibit 3(a) to Form 10-Q for the quarter ended June 30, 2000 (File No. 0-7616), and incorporated herein by reference).

3.3	-	Amended and Restated By-Laws dated as of March 5, 2004 (filed as Exhibit 3(d) to Form 10-K for the year ended December 31, 2003 (File No. 0-7616), and incorporated herein by reference).

5.1	-	Opinion of Akerman Senterfitt (filed herewith).

10.1	-
Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (incorporated by reference to the Registrant’s Form 8-K filed with the Commission on June 7, 2011).

23.1	-	Consent of Ernst & Young LLP (filed herewith).

23.2	-	Consent of Akerman Senterfitt (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).

24.1	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

Item 9.   Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, on this 22nd day of June, 2011.

AVATAR HOLDINGS INC.

By:		/s/ Allen J. Anderson
	Name:	Allen J. Anderson
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Allen J. Anderson and Juanita I. Kerrigan , or either of them, each acting alone, his/her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Allen J. Anderson	President, Chief Executive	June 22, 2011
Allen J. Anderson	Officer and Director (Principal Executive Officer)

/s/ Michael P. Rama	Controller (Principal Accounting Officer and Principal Financial Officer)	June 22, 2011
Michael P. Rama

/s/ Paul D. Barnett	Director	June 22, 2011
Paul D. Barnett

/s/ Milton H. Dresner	Director	June 22, 2011
Milton H. Dresner

/s/ Roger W. Einiger	Director	June 22, 2011
Roger W. Einiger

/s/ Reuben S. Leibowitz	Director	June 22, 2011
Reuben S. Leibowitz

/s/ Joshua L. Nash	Director, Chairman of the Board	June 22, 2011
Joshua L. Nash

/s/ Kenneth T. Rosen	Director	June 22, 2011
Kenneth T. Rosen

/s/ Joel M. Simon	Director	June 22, 2011
Joel M. Simon

/s/ Beth A. Stewart	Director	June 22, 2011
Beth A. Stewart

EXHIBIT INDEX

Exhibit No.		Description

5.1	-	Opinion of Akerman Senterfitt (filed herewith).

23.1	-	Consent of Ernst & Young LLP (filed herewith).

23.2	-	Consent of Akerman Senterfitt (included in its opinion which appears as Exhibit 5.1to this Registration Statement).

24.1	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).